Exhibit 23.1
Consent of Independent Auditors
We have issued our report dated October 11, 2011, with respect to the financial statements of Senior-Living.com, Inc. as of December 31, 2010 and 2009 and for the years then ended, included in this Current Report of RealPage, Inc. on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of RealPage, Inc. on Form S-8 (File Numbers 333-176742, 333-172573 and 333-168878).
/s/ Whitley Penn LLP
Dallas, Texas
October 11, 2011